Execution Version
JOINT VENTURE AGREEMENT
This Joint Venture Agreement (this “Agreement”), dated as of August 11, 2022, is entered into between TruCor, LLC, a Georgia limited liability company (“TruCor”), and Alabama Manufacturing Investment LLC, a Delaware limited liability company (“AMI”) and, solely with respect to Sections 4.06-4.10 and Articles VI, X and XI, The Dixie Group, Inc., a Tennessee corporation (“Dixie Group”) (TruCor and AMI are the “Parties” and individually, a “Party” for all purposes of this Agreement, and, for purposes of Articles VI, X and XI, Dixie Group is also a “Party”).
RECITALS
WHEREAS, TruCor is an indirect, wholly owned subsidiary of Dixie Group and is principally in the business of marketing, manufacturing and selling floor covering products to high end residential customers through its sales force and brands;
WHEREAS, AMI is a luxury vinyl tile (“LVT”) manufacturer whose brands service a diverse cross-section of the construction marketplace;
WHEREAS, TruCor and AMI desire to form a new limited liability company under the laws of the State of Delaware (hereafter, the “JVCO”) for the purpose of combining certain expertise and resources of the Parties to establish a for-profit manufacturing concern which will source raw materials and produce rigid core LVT finished products for TruCor and AMI, and/or their respective Affiliates, pursuant to specifications determined by the JVCO, as well as other products as the JVCO may determine from time to time (the “JVCO Business”); and
WHEREAS, the Parties desire to enter into this Agreement setting forth the terms and conditions governing their agreement to enter into the transactions contemplated hereby.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I. DEFINITIONS
Section 1.01Definitions. Capitalized terms used herein and not otherwise defined in the context of this Agreement shall have the meanings set forth in Annex I:
ARTICLE II. ESTABLISHMENT OF JOINT VENTURE
Section 1.02JVCO Entity Formation. Subject to the terms and conditions of this Agreement, on or prior to the Closing Date, the Parties shall form the JVCO as a Delaware limited liability company by filing a Certificate of Formation in the form attached as Exhibit A hereto (the “Certificate of Formation”) with the Office of the Secretary of State of Delaware.
Section 1.03LLC Operating Agreement. Subject to the terms and conditions of this Agreement, on the Closing Date, the Parties shall execute and deliver a limited liability company operating agreement of the JVCO in the form attached as Exhibit B hereto (the “LLC Operating Agreement”).

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Section 1.04Name. The JVCO shall operate under the name Rigid Core Manufacturing LLC or such other name as the Board approves.
Section 1.05Purpose of the JVCO. The purpose of the JVCO shall be to operate as a for-profit manufacturing concern engaged in the JVCO Business which will manufacture and produce rigid core LVT finished products pursuant to the specifications of the JVCO, and such other products as the JVCO may determine from time to time (the “JVCO Products”), and JVCO will sell the JVCO Products exclusively to AMI and TruCor, and/or their respective Affiliates. Each of AMI and TruCor will have the right to purchase, or cause their respective Affiliates to purchase, up to fifty percent (50%) of the JVCO Products produced by the JVCO.
Section 1.06Funding and Ownership. The initial funding and start-up costs of the JVCO shall be funded by TruCor and AMI as further described herein and in the LLC Operating Agreement. TruCor hereby commits and agrees to provide the JVCO an equity contribution of $6,000,000, and AMI hereby commits and agrees to provide the JVCO an equity contribution of $6,000,000 (each, an “Equity Contribution”), of which each Party shall provide an initial amount within five (5) Business Days from Closing (the “Initial Capital Contribution”), and the remaining amounts in installments, in each case, as specified in the LLC Operating Agreement. TruCor shall receive 50% of the membership interests of the JVCO in exchange for TruCor’s Initial Capital Contribution, and AMI shall receive 50% of the membership interests of the JVCO in exchange for AMI’s Initial Capital Contribution. The Parties may provide additional capital to execute the JVCO’s Business Plan as needed and upon the unanimous approval of the Board.
Section 1.07Governance. The JVCO shall be governed in accordance with the LLC Operating Agreement. The LLC provides that each Party shall appoint two (2) directors to the JVCO’s board of the directors (the “Board”), and each Party shall participate in the governance and management of the JVCO through such Party’s appointed directors on the JVCO’s Board. The LLC shall list “Major Decisions” which shall require the unanimous consent of the Board. Neither Party shall have any fiduciary duty to the JVCO or to the other Party, but each Party shall be obligated to comply with the terms of this Agreement, the LLC Operating Agreement and the Ancillary Agreements to which each is a party.
Section 1.08Term. It is the intention of the Parties that the JVCO shall operate perpetually unless terminated pursuant to the terms of the LLC Operating Agreement.
ARTICLE III. JVCO OBJECTIVES
Section 1.09Objectives of the JVCO Business. Subject to the terms and conditions of this Agreement and the LLC Operating Agreement, the Parties shall use commercially reasonable efforts, including the use of their expertise and resources, to support the JVCO to achieve the key objectives described below (the “Key Objectives”), and shall direct their respective Board appointees to take such commercially reasonable actions as are necessary or appropriate to achieve the following Key Objectives:
(a)Within sixty (60) days after the Closing Date, the Board shall adopt a two year business plan for the JVCO (the “Business Plan”). The Business Plan shall include the JVCO’s development and operating plans for the two year period beginning on the Closing Date, including the JVCO’s budget and capital expenditure plan, a list of major equipment and machinery the JVCO will acquire, initial plans, anticipated buildout costs and a project timeline associated with the JVCO’s production facility, target milestone and completion dates, and related items as approved by the Board. Beginning at the end of the initial two year period of the Business Plan, the Board will meet and adopt an

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updated version of the Business Plan for each coming year, which must be unanimously approved by the Board. If the Board is unable to agree on an updated annual Business Plans, the JVCO will operate under the then current version of the Business Plan to the extent reasonably possible.
(b)The JVCO’s production facility shall operate within a space as further described in the Administrative Services and Loaned Employee Agreement (the “JVCO Plant”) within the existing facility of TDG Operations, LLC, a Georgia limited liability company and parent company of TruCor (“TDG Operations”), in Atmore, Alabama (the “Atmore Facility”). Upon the Closing, TDG Operations shall use its commercially reasonable best efforts to obtain the consent of the Atmore Lenders to the use by the JVCO of the JVCO Plant, pursuant to a lease agreement as further described in the Administrative Services and Loaned Employee Agreement, as contemplated by this Agreement, in the form attached hereto as Exhibit 3.01(b) hereto (the “Atmore Consent Instruments”).
(c)The Board shall adopt a procurement plan consistent with the Business Plan (the “Procurement Plan”) which shall include a list of machinery and equipment necessary to produce the JVCO Products as described and in accordance with the Business Plan. Thereafter, the JVCO shall acquire such machinery and equipment in accordance with the Procurement Plan.
(d)The JVCO shall hire a president, who shall manage the JVCO (the “JVCO President”), and the JVCO President shall hire a plant manager (the “Plant Manager”) and a controller (the “Controller”), both of which shall report to the JVCO President. The President shall be one of the directors serving on the board, and shall alternate on an annual basis, with the first President being designated by TruCor.
(e)The JVCO President shall work with the Plant Manager and Controller to obtain the services of certain employees of TDG pursuant to the Administrative Services and Loaned Employee Agreement set forth in Section 3.01(g) hereof. The Parties anticipate that TDG will loan to JVCO approximately 150 to 200 employees to operate the JVCO Business pursuant to such agreement.
(f)The JVCO will source raw materials directly with suppliers, and to the extent necessary or appropriate as determined by JVCO President, the JVCO will enter supply agreements with such suppliers as appropriate and as approved by the Board.
(g)TDG Operations shall provide, or cause to be provided by one of its Affiliates, loaned employees for the operation of the JVCO, administrative, insurance and risk management, information technology, cybersecurity, data protection, human resources services and use of space within its existing facility in Atmore, Alabama (the “Administrative Services and Loaned Employees”) to the JVCO pursuant to the terms of an administrative services and loaned employee agreement approved by the Board (the “Administrative Services and Loaned Employee Agreement”). The Administrative Services and Loaned Employees provided by TDG Operations under the Administrative Services and Loaned Employee Agreement shall billed to and paid by the JVCO, which shall include service fees for the Administrative Services and Loaned Employees provided under the Administrative Services and Loaned Employee Agreement along with compensation for expenses incurred by TDG Operations and/or such Affiliates in providing Administrative Services and Loaned Employees to the JVCO under the Administrative Services and Loaned Employee Agreement, in each case as provided in the Administrative Services and Loaned Employee Agreement.

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(h)AMI shall provide, or cause to be provided by one of its Affiliates, to the JVCO, technical services, assistance and counsel, including, without limitation, manufacturing methods, process and know-how of a highly technical nature for the manufacture of the JVCO Products (the “Technical Services”), pursuant to the terms of a technical services agreement in the form of Exhibit C attached hereto (the “Technical Services Agreement”). The Technical Services provided by AMI under the Technical Services Agreement shall billed to and paid by the JVCO, which shall include service fees for the Technical Services provided under the Technical Services Agreement along with compensation for expenses incurred by AMI and/or such Affiliates in providing Technical Services to the JVCO under the Technical Services Agreement, in each case as unanimously agreed by the Board.
(i)Each of TruCor and AMI shall enter into a supply agreement with the JVCO in the form of Exhibit D attached hereto (“Supply Agreement”) providing for the purchase by such Party of up to 50% of the production capacity/production of the JVCO. Each such Supply Agreement shall include a limited warranty for the JVCO Products which shall provide that the JVCO Products will be manufactured according to the specifications provided by TruCor and AMI and accepted by the JVCO; provided that each Party may sell such Party’s own products with additional warranties provided such Party is solely responsible for such additional warranties. The Supply Agreements shall contain mutual indemnification obligations between each Party and JVCO.
(j)The Parties’ goal is for the JVCO to begin production of the JVCO Products in accordance with the timeline set forth in the Business Plan.
(k)It is the Parties’ present intention that the JVCO Products will be priced at a rate that should enable the JVCO to achieve ten percent (10%) EBITDA margin on a normalized full production basis.
(l)Profits or free cash flow produced by the JVCO will distributed or reinvested in accordance with the LLC Operating Agreement or as directed by the Board.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF TRUCOR AND DIXIE GROUP
TruCor represents and warrants to AMI that the statements contained in Sections 4.01-4.05 of this Article IV are true and correct as of the date hereof, and Dixie Group represents and warrants to AMI that the statements contained in Sections 4.06-4.10 of this Article IV are true and correct as of the date hereof.
Section 1.01Organization and Qualification of TruCor and TDG Operations. TruCor is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Georgia and has full limited liability company power and authority to own, operate, or lease the assets now owned, operated, or leased by it, and to carry on its business as currently conducted. TDG Operations is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Georgia and has full limited liability company power and authority to own, operate, or lease the assets now owned, operated, or leased by it, and to carry on its business as currently conducted.
Section 1.02Authority; Enforceability. TruCor has full limited liability company power and authority to enter into this Agreement, the LLC Operating Agreement and each of the Ancillary Agreements to which TruCor is a party (the “TruCor Agreements”) and to carry out its obligations hereunder, and to consummate the transactions contemplated hereby and thereby.

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TDG Operations has full limited liability company power and authority to enter into the Administrative Services and Loaned Employee Agreement and to carry out its obligations under such agreement. The execution, delivery, and performance by TruCor of this Agreement and each of the other TruCor Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of TruCor. Each of the TruCor Agreements has been duly executed and delivered by TruCor, and (assuming due authorization, execution, and delivery by the other Parties) constitutes a legal, valid, and binding obligation of TruCor, enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution, delivery, and performance by TDG Operations of the Administrative Services and Loaned Employee Agreement and the consummation of the transactions contemplated under such agreement have been duly authorized by all requisite limited liability company action on the part of TDG Operations. The Administrative Services and Loaned Employee Agreement has been duly executed and delivered by TDG Operations, and (assuming due authorization, execution, and delivery by the other Parties) constitutes a legal, valid, and binding obligation of TDG Operations, enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
Section 1.03No Conflicts; Consents.
(a)The execution, delivery, and performance by TruCor of this Agreement and each of the other TruCor Agreements and the consummation of the transactions contemplated hereby and thereby, including without limitation the funding of the entirety of the Initial Capital Commitment (as defined in the LLC Operating Agreement), do not and will not: (a) violate or conflict with the organizational documents of TruCor; (b) violate or conflict with any Governmental Order or Law applicable to TruCor; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under any contract or instrument or any debt or obligation to which TruCor, or any of its Affiliates, is a party or otherwise bound or to or by which TruCor or any of TruCor’s assets are subject or bound; or (d) result in the creation or imposition of any Lien upon any of the assets of TruCor; or (e) require the giving, filing or obtaining of any notice, filing, authorization, approval, order or consent of any Governmental Authority. No consent, approval, waiver, or authorization is required to be obtained by TruCor, or any of its Affiliates, from any Person in connection with the execution, delivery, and performance by TruCor of this Agreement and each of the other TruCor Agreements or the consummation of the transactions contemplated hereby and thereby. The execution, delivery, and performance by TDG Operations of the Administrative Services and Loaned Employee Agreement and the consummation of the transactions contemplated under such agreement do not and will not: (a) violate or conflict with the organizational documents of TDG Operations; (b) violate or conflict with any Governmental Order or Law applicable to TDG Operations; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under any contract or instrument or any debt or obligation to which TDG Operations, or any of its Affiliates, is a party or otherwise bound or to or by which TDG Operations or any of TDG Operations’s assets are subject or bound; or (d) result in the creation or imposition of any Lien upon any of the assets of TDG Operations; or (e) require the giving, filing or obtaining of any notice, filing, authorization, approval, order or consent of any Governmental Authority.

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(b)No consent, approval, waiver, or authorization is required to be obtained by TDG Operations, or any of its Affiliates, from any Person in connection with the execution, delivery, and performance by TDG Operations of the Administrative Services and Loaned Employee Agreement, or the consummation of the transactions contemplated under such agreement.
Section 1.01Legal Proceedings. There is no Action of any nature pending or, to TruCor’s knowledge, threatened against or by TruCor that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or any of the other TruCor Agreements. To TruCor’s knowledge, no event has occurred or circumstances exist that could reasonably be expected to give rise to, or serve as a basis for, any such Action. There is no Action of any nature pending or, to TruCor’s knowledge, threatened against or by TDG Operations that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by the Administrative Services and Loaned Employee Agreement, and to TruCor’s knowledge, no event has occurred or circumstances exist that could reasonably be expected to give rise to, or serve as a basis for, any such Action.
Section 1.02Solvency. The present fair saleable value of the assets of TruCor exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) of TruCor, as they mature. After giving effect to the transactions contemplated hereby, including the payment to the JVCO in full of the Equity Contribution, TruCor will have sufficient capital for it to carry on its business as now conducted and as proposed to be conducted, including its capital needs, and shall not be rendered insolvent.
Section 1.03Organization and Qualification of Dixie Group. Dixie Group is a corporation duly organized, validly existing, and in good standing under the laws of the state of Tennessee and has full corporate power and authority to own, operate, or lease the assets now owned, operated, or leased by it, and to carry on its business as currently conducted.
Section 1.04Authority of Dixie Group; Enforceability. Dixie Group has full corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Dixie Group of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Dixie Group. This Agreement has been duly executed and delivered by Dixie Group, and (assuming due authorization, execution, and delivery by the other Parties) constitutes a legal, valid, and binding obligation of Dixie Group, enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
Section 1.05No Conflicts; Consents. The execution, delivery, and performance by Dixie Group of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Dixie Group; (b) violate or conflict with any Governmental Order or Law applicable to Dixie Group; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under any contract or instrument or any debt or obligation to which Dixie Group, or any of its Affiliates, is a party or otherwise bound or to or by which Dixie Group or any of Dixie Group’s assets are subject or bound; or (d) result in the creation or imposition of any Lien upon any of the assets of Dixie Group; or (e) require the giving, filing or obtaining of any notice, filing, authorization, approval, order or consent of any Governmental Authority. No consent, approval, waiver, or authorization is required to be obtained by Dixie Group, or any of

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its Affiliates, from any Person in connection with the execution, delivery, and performance by Dixie Group of this Agreement or the consummation of the transactions contemplated hereby.
Section 1.06Legal Proceedings. There is no Action of any nature pending or, to Dixie Group’s knowledge, threatened against or by Dixie Group that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. To Dixie Group’s knowledge, no event has occurred or circumstances exist that could reasonably be expected to give rise to, or serve as a basis for, any such Action.
Section 1.10Solvency. The present fair saleable value of the assets of Dixie Group exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) of Dixie Group, as they mature. After giving effect to the transactions contemplated hereby, including the payment to the JVCO in full of the Equity Contribution, Dixie Group will have sufficient capital for it to carry on its business as now conducted and as proposed to be conducted, including its capital needs, and shall not be rendered insolvent.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF AMI
AMI represents and warrants to TruCor that the statements contained in this Article V are true and correct as of the date hereof.
Section 1.04Organization and Qualification of AMI. AMI is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware and has full limited liability company power and authority to own, operate, or lease the assets now owned, operated, or leased by it, and to carry on its business as currently conducted.
Section 1.05Authority of AMI; Enforceability. AMI has full limited liability company power and authority to enter into this Agreement, the LLC Operating Agreement and each of the Ancillary Agreement to which AMI is a party (the “AMI Agreements”) and to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by AMI of this Agreement and each of the other AMI Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of AMI. Each of the AMI Agreements has been duly executed and delivered by AMI, and (assuming due authorization, execution, and delivery by the other Parties) constitutes a legal, valid, and binding obligation of AMI, enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
Section 1.06No Conflicts; Consents. The execution, delivery, and performance by AMI of this Agreement and each of the other AMI Agreements and the consummation of the transactions contemplated hereby and thereby including without limitation the funding of the entirety of the Initial Capital Commitment, do not and will not: (a) violate or conflict with the organizational documents of AMI; (b) violate or conflict with any Governmental Order or Law applicable to AMI; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under any contract or instrument or any debt or obligation to which AMI, or any of its Affiliates, is a party or otherwise bound or to or by which AMI or any of AMI’s assets are subject or bound; or (d) result in the creation or imposition of any Lien upon any of the assets of AMI; or (e) require the giving, filing or

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obtaining of any notice, filing, authorization, approval, order or consent of any Governmental Authority. No consent, approval, waiver, or authorization is required to be obtained by AMI, or any of its Affiliates, from any Person in connection with the execution, delivery, and performance by AMI of this Agreement and each of the other AMI Agreements or the consummation of the transactions contemplated hereby and thereby.
Section 1.07Legal Proceedings. There is no Action of any nature pending or, to AMI’s knowledge, threatened against or by AMI that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or any of the other AMI Agreements. To AMI’s knowledge, no event has occurred or circumstances exist that could reasonably be expected to give rise to, or serve as a basis for, any such Action.
Section 1.08Solvency. The present fair saleable value of the assets of AMI exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) of AMI, as they mature. After giving effect to the transactions contemplated hereby, including the payment to the JVCO in full of the Equity Contribution, AMI will have sufficient capital for it to carry on its business as now conducted and as proposed to be conducted, including its capital needs, and shall not be rendered insolvent.
ARTICLE VI. COVENANTS
Section 1.07Public Announcements; Disclosure Restrictions.
(a)The Parties acknowledge that TruCor is an indirect subsidiary of Dixie Group, which is a publicly traded company, and Dixie Group, any Party that is a publicly traded company, and the direct or indirect parent of any entity which is a Party which direct or indirect parent is a publicly traded company (each such publicly traded company, a “PTC Entity”) is required to make certain public disclosures and filings as required by applicable securities Laws and the rules and regulations of the securities exchange on which the securities of such PTC Entity are traded (a “Required Disclosure”). Immediately following the full execution and delivery of this Agreement (or at such other time as required for the Required Disclosure), a PTC Entity shall issue an initial press release and make initial Required Disclosures, forms of which shall have been previously provided to the other Party for its review, and, to the extent not prohibited by applicable law, consented to by such other Party. The Parties acknowledge that the execution and terms of this Agreement will be a Required Disclosure of TruCor (through Dixie Group, as a PTC Entity), and the form of the related Required Disclosure shall have been provided for the review and, to the extent not prohibited by applicable law, consent by AMI. Except for any Required Disclosure, neither Party nor any of its Affiliates or representatives shall (orally or in writing) publicly disclose, issue any press release or make any other public statement, or otherwise communicate with the media, concerning the existence of this Agreement or the subject matter hereof, without the prior written approval of the other Party. Except to the extent prohibited by Applicable Law, each PTC Entity shall provide the Parties notice in advance of any Required Disclosure and an opportunity to review such Required Disclosure. Each Party shall be liable for any failure of its Affiliates or representatives to comply with the restrictions set forth under this Section 6.01.
(b)The Parties further acknowledge and agree that because a PTC Entity is a reporting company under Securities Exchange Act of 1934, the Parties, including their respective officers, directors, and employees (collectively, the “Restricted Persons”), are subjected to certain restrictions under federal and state securities laws and regulations with respect to trading the securities of such PTC Entity while in possession of material,

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non-public information concerning such PTC Entity and its direct or indirect subsidiary which may be a Party. In addition, federal and state securities laws and regulations require that a PTC Entity restrict the use and disclosure of material, non-public information, which will include information relating to financial performance of the JVCO. Each Party hereby agrees that it shall not publicly disclose material, non-public information relating to financial performance of the JVCO in accordance with applicable state and federal securities laws and regulations until such time as such information is required to be made public by a PTC Entity, and each Party shall notify all Restricted Persons employed by such Party of all such confidentiality obligations.
Section 1.09Cooperation. Subject to the terms and conditions of this Agreement and each of the Ancillary Agreements, each Party hereto agrees to cooperate with the other Party in good faith to establish the JVCO and operate the JVCO Business in accordance with the initial Business Plan. Each Party agrees to comply with its obligations as set forth in this Agreement, including, without limitation, to provide the JVCO with the capital commitment as set forth herein, and to use commercially reasonable efforts to fulfill such Party’s obligations as set forth in the initial Business Plan.
Section 1.010Non-Solicitation.
(c)From the date hereof until one year after such Party no longer owns any membership interest in JVCO (the “Restricted Period”), neither Party shall, and neither Party shall cause or permit any of its controlled Affiliates to, directly or indirectly, hire or solicit any person who is or was employed by the JVCO or the other Party as a manager or executive during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.03(a) shall prevent a Party or its Affiliate from hiring (i) any such employee whose employment has been terminated by the other Party or the JVCO, as applicable, or (ii) after one hundred eighty (180) days from the date of termination of employment, any such employee whose employment has been terminated by the employee.
(d)Each Party acknowledges that the restrictions contained in Section 6.03(a) are reasonable and necessary to protect the legitimate interests of the other Party and constitute a material inducement to the other Party to enter into this Agreement and consummate the transactions contemplated hereby. In the event that any covenant contained in Section 6.03(a) should ever be adjudicated to exceed the time, geographic, product, service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable Law. The covenants contained in Section 6.03(a) and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
Section 1.01Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein shall survive any investigation made by a Party and the Closing for a period of twelve months from the Closing Date, except that the representations and warranties set forth in Section 4.03(b) shall survive the closing indefinitely; and (b) the covenants and other agreements of the Parties contained herein shall survive the Closing indefinitely following the Closing Date.

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Section 1.02Further Assurances. Following the Closing, each Party shall, and shall cause its Affiliates to, use its reasonable best efforts to execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
ARTICLE VII. CLOSING
Section 1.011Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts), simultaneously with the execution of this Agreement. The date on which the Closing is to occur is herein referred to as the “Closing Date”.
Section 1.012Closing Deliveries. At the Closing:
(a)TruCor shall deliver the following:
(i)[reserved],
(ii)To JVCO and to AMI, an executed counterpart signature page of TruCor to the LLC Operating Agreement,
(iii)To JVCO, an executed counterpart signature page of TDG Operations to the Administrative Services and Loaned Employee Agreement with JVCO,
(iv)To AMI, copies of resolutions of TruCor authorizing the execution, delivery and performance of this Agreement, certified by a duly authorized officer thereof,
(v)To AMI, evidence in form reasonably satisfactory to AMI that TDG Operations has delivered the Atmore Consent Instruments to each of the Atmore Lenders,
(vi)Certificates of good standing with respect to TruCor, as of a then recent date, issued by the Secretary of State of the State of Tennessee, and
(vii)All other documents required by the terms of this Agreement to be delivered to AMI at the Closing.
(b)AMI shall deliver, or cause to be delivered, the following:
(i)[reserved],
(ii)To JVCO and TruCor, an executed counterpart signature page of AMI to the LLC Operating Agreement,
(iii)To JVCO, an executed counterpart signature page of AMI to the Technical Services Agreement,

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(iv)To TruCor, copies of resolutions of AMI authorizing the execution, delivery and performance of this Agreement, certified by a duly authorized officer thereof,
(v)Certificates of good standing with respect to AMI, as of a then recent date, issued by the Secretary of State of the State of Delaware, and
(vi)All other documents required by the terms of this Agreement to be delivered to TruCor at the Closing.
ARTICLE VIII. TERMINATION
Section 1.03Termination. This Agreement may be terminated at any time prior to or following the Closing:
(a)by the mutual written consent of the Parties;
(b)by either Party by written notice to the other Party in the event that (i) there shall be any Law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited; (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement and such Governmental Order shall have become final and non-appealable; (iii) JVCO is dissolved in accordance with the terms of the LLC Operating Agreement; or (iv) one Party acquires all of the membership interests in the JVCO owned by the other Party in accordance with the terms of this Agreement or the LLC Operating Agreement.
Section 1.013Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except as set forth in this Section 8.02, Section 6.01, Section 6.02, Section 6.03, Section 9.01, and Section 9.02 hereof.
ARTICLE IX. INDEMNIFICATION
Section 1.08Indemnification Obligations. Each Party (in such capacity, the “Indemnitor”) shall indemnify, defend, and hold harmless the JVCO and the other Party and each of their respective officers, directors, employees, agents, successors, and assigns (in such capacity, each, an “Indemnitee”) against all Losses arising out of or resulting from any Action brought by a person or entity who is not a Party related to or arising out of or resulting from the Indemnitor’s breach of any representation, warranty, or covenant under this Agreement (a “Third Party Claim”).
Section 1.09Third Party Claim. The Indemnitee shall promptly notify Indemnitor in writing of any Third Party Claim within twenty (20) days after acquiring knowledge thereof and shall furnish the Indemnitor with all information and documents relating thereto (including copies of any summons, complaint or other written communications) within twenty (20) days after the Indemnitee’s receipt thereof (or, in each case, by any such earlier date as shall be necessary or appropriate for such notification or furnishing to be made to enable the Indemnitor to timely respond thereto and defend the same if it elects to do so). The Indemnitor shall be entitled to defend the Claim with counsel selected by it and reasonably acceptable to the Indemnitee, at the Indemnitor’s sole cost and expense. The Indemnitee shall have the right to employ its own counsel to participate in, but not control, any such case, but the fees and expenses of such counsel shall be at the Indemnitee’s sole cost and expense. The Indemnitee shall make available to the Indemnitor and its attorneys and accountants all books and records of

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the Indemnitee or any of its Affiliates relating to such Third Party Claim and shall render such assistance (including making available management and other employees) as is reasonably requested in order to ensure the proper and adequate defense of any Third Party Claim. In the event the Indemnitor shall be actively defending any Third Party Claim, the Indemnitee shall not file any papers, consent to the entry of any judgment or make any settlement in respect of such Third Party Claim without the prior written consent of the Indemnitor and shall accept any settlement thereof recommended by the Indemnitor so long as the amount thereof is paid or provided for in full by the Indemnitor. The Indemnitee’s failure to perform any obligations under this Section 9.02 shall not relieve the Indemnitor of its obligation under this Article IX except to the extent that the Indemnitor can demonstrate that it has been prejudiced as a result of the failure. The Indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing. In the event of a Third Party Claim covered by this Section 9.02 which (i) does not seek only monetary damages, but seeks injunctive relief against any Indemnitee, or (ii) the Indemnitor elects not to compromise, and also elects not to defend, then in any such case under preceding clause (i) or (ii), the Indemnitee may pay, compromise or defend such Third Party Claim on such reasonable and prudent terms and with such counsel as the Indemnitee reasonably deems appropriate. Without limiting the rights of any Indemnitor and the obligations of any Indemnitee (including without limitation under this Section 9.02), the Indemnitee shall use commercially reasonable efforts to minimize any Losses resulting from or in respect of any Third Party Claim covered by this Agreement and will act reasonably and prudently in responding to, defending against, settling and otherwise dealing with each Third Party Claim. Notwithstanding the foregoing provisions of the Section 9.02, in the event of a Third Party Claim covered by this Section 9.02 for which any applicable Indemnitee reasonably concludes that it and the Indemnitor have conflicting interests with respect to such Third Party Claim, then in any such case the fees and expenses of one counsel retained collectively by the Indemnitees in connection with the defense of such Third Party Claim, but only to the extent required by such conflict, shall constitute Losses for purposes of this Agreement.
Section 1.010Payments. Once a Loss is agreed to by the Indemnitor or finally adjudicated to be payable pursuant to this ARTICLE IX, the Indemnitor shall satisfy its obligations within ten (10) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.
Section 1.011Exclusive Remedies. Subject to Section 8.02, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all Third Party Claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) shall be pursuant to the indemnification provisions set forth in this ARTICLE IX. Nothing in this Section 9.04 shall limit any Party’s right to seek and obtain any equitable relief to which any Party shall be entitled or to seek any remedy on account of any Party’s fraud, criminal activity or willful misconduct. With respect to any Action or claim between the Parties arising from this Agreement, in no event shall either Party be liable to the other Party (whether in tort, including negligence or breach of statutory duty, breach of contract, misrepresentation or otherwise) for any indirect, consequential, exemplary, special, or punitive damages or any damages for lost profits, lost opportunity costs, business interruption or loss of business reputation, for diminution in value or based on any type of multiple, whether or not a Party has been advised of the possibility of such damages.
ARTICLE X. DISPUTE RESOLUTION
Section 1.014Disputes. The Parties recognize that disagreements or disputes between the Parties may arise from time to time concerning this Agreement, the LLC Operating Agreement, the other Ancillary Agreements, or other agreements delivered in connection

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herewith or therewith (hereafter, “Disputes”). It is the Parties’ objective to establish procedures to facilitate the resolution of all Disputes in an expedient manner by mutual cooperation and only thereafter, in the event any such Dispute has not been so resolved, by resort to litigation. The Parties have set forth comprehensive Dispute resolution procedures in the LLC Operating Agreement, which will govern Disputes specific to the LLC Operating Agreement, and all other Disputes between the Parties shall be subject to this Article X, unless expressly stated to the contrary in the relevant agreement. Either Party may initiate the dispute resolution procedure of this Article X by giving the other Party written notice of any Dispute in accordance with the terms of Section 11.02 (“Notice of Dispute”).
Section 1.015Negotiation and Mediation. The Parties shall attempt in good faith to initially resolve any Dispute promptly by negotiation between at least one of the Board members appointed by each Party. Within ten (10) Business Days of written notice provided to a Party, a representative Board member from each of TruCor and AMI shall confer regarding the appointment of a mediator. The Mediation shall be conducted in person before a single mediator to be agreed upon by the Members (the “Mediation”). If the Members cannot agree on the mediator, each Member shall select a mediator and such mediators shall together unanimously select a neutral mediator who will conduct the mediation. The Mediation shall take place in Atlanta, Georgia. Each Member shall bear the fees and expenses of its mediator and all the Members shall equally bear the fees and expenses of the final mediator. All negotiations pursuant to this Section 10.02 are confidential and are deemed compromise and settlement negotiations for the purposes of applicable rules of evidence. In the event that negotiation and the Mediation fail to resolve a Dispute, then each Party may resort to litigation through the chosen courts specified in Section 11.12 of this Agreement.
ARTICLE XI. MISCELLANEOUS
Section 1.01Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with the preparation and execution of this Agreement and the other transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.
Section 1.02Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.02):
(a)If to TruCor:
TruCor, LLC
475 Reed Road
Dalton, GA 30720-6307
Attn: Kennedy Frierson, Manager
Email: kennedy.frierson@dixiegroup.com

with a copy (which shall not constitute notice) to:

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Miller & Martin, PLLC
832 Georgia Avenue, Suite 1200
Chattanooga, Tennessee 37402
Attn: John F. Henry, Esq.
Email: john.henry@millermartin.com

(b)If to Dixie Group:
The Dixie Group, Inc.
475 Reed Road
Dalton, GA 30720-6307
Attn: Kennedy Frierson, Vice President and COO
Email: kennedy.frierson@dixiegroup.com

with a copy (which shall not constitute notice) to:

Miller & Martin, PLLC
832 Georgia Avenue, Suite 1200
Chattanooga, Tennessee 37402
Attn: John F. Henry, Esq.
Email: john.henry@millermartin.com

(c)If to AMI:
[address to be provided]

with a copy (which shall not constitute notice) to:

Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue, 17th Floor
New York, NY 10017
Attn: Richard S. Kaplan, Esq.
Email: rkaplan@golenbock.com

Section 1.016Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 1.017Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 1.018Entire Agreement. This Agreement, the agreements contemplated hereby, and the LLC Operating Agreement constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
Section 1.019Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in

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this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes and Exhibits mean the Articles, Sections, Annexes of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, or modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
Section 1.020Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by a Party without the written consent of the other Party. Any purported assignment not expressly permitted by this Agreement shall be void and of no effect.
Section 1.021No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and, except with respect to Indemnitees as contemplated in Article IX hereof, nothing herein, express, or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever.
Section 1.022Amendment and Modification. This Agreement, including any Annex or Exhibit, may only be amended, modified, or supplemented by an agreement in writing signed by each Party.
Section 1.10Waiver. No waiver by a Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by a Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
Section 1.11Governing Law. This Agreement (and any claims, causes of action, or disputes that may be based upon, arise out of, or relate to the transactions contemplated hereby, to the negotiation, execution, or performance hereof, or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall in all respects be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
Section 1.12Submission to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Georgia in each case located in the City of Atlanta, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding.

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Section 1.13Relationship of Parties. The relationship of the Parties established by this Agreement is that of independent contractors, and nothing herein shall be construed to constitute the Parties as partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking, except as specifically set forth in this Agreement. Neither Party has any authority to either obligate the other or any of its Affiliates in any respect or hold itself out as having any such authority unless specifically agreed upon by the Parties in advance and in writing.
Section 1.14Attorneys’ Fees. In the event that a Party institutes any legal suit, action, or proceeding against the other Party in respect of a matter arising out of or relating to this Agreement, the prevailing Party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.
Section 1.15Guaranty by and Reimbursement Obligation of Dixie Group.
(d)Dixie Group hereby unconditionally and irrevocably guarantees to AMI the punctual payment of all payment obligations and punctual performance of all of (i) TruCor’s covenants and agreements under this Agreement, the LLC Operating Agreement and each Ancillary Agreement to which TruCor is a party, and (ii) TDG Operations’ covenants and agreements under the Administrative Services and Loaned Employee Agreement and each other Ancillary Agreement to which TDG Operations is a party, in each case when and if such payment obligations, covenants, and agreements shall become due and performable according to the terms of this Agreement, the LLC Operating Agreement, the Administrative Services and Loaned Employee Agreement or any such other Ancillary Agreement, including without limitation the obligation to pay the Initial Capital Commitment (the “TruCor/TDG Guaranteed Obligations”). If TruCor and/or TDG Operations fails to perform or pay when due any TruCor/TDG Guaranteed Obligation, after any applicable cure periods, as and when provided for in this Agreement, the LLC Operating Agreement, the Administrative Services and Loaned Employee Agreement or any such other Ancillary Agreement, then, without the necessity or the requirement for AMI to pursue or exhaust its recourse against TruCor or TDG Operations, Dixie Group will perform or pay or cause to be performed or paid such TruCor/TDG Guaranteed Obligation promptly upon written demand. Dixie Group shall cause TruCor and TDG Operations to comply with its obligations this Agreement, the LLC Operating Agreement, each Ancillary Agreement to which it is a party and the Administrative Services and Loaned Employee Agreement, as applicable.
(e)The liability and obligations of Dixie Group under this Section 11.15 will not be released, discharged, limited or otherwise affected by: (i) any assignment of this Agreement, the LLC Operating Agreement, the Administrative Services and Loaned Employee Agreement or any other applicable Ancillary Agreement; (ii) any renewal, extension, substitution or other change in, or discontinuance of, the terms relating to the TruCor/TDG Guaranteed Obligations, or by any agreement to grant any extensions of time or any other indulgences or concessions to TruCor or TDG Operations; (iii) any limitation of status or power, incapacity or other circumstance relating to TruCor or TDG Operations, including any bankruptcy, insolvency, winding-up, dissolution, liquidation, arrangement, restructuring or other creditors’ proceedings involving or affecting TruCor or TDG Operations; or (iv) any reorganization, amalgamation or other change in the existence of TruCor or TDG Operations; provided, however, upon the termination of this Agreement, the Administrative Services and Loaned Employee Agreement or any other applicable Ancillary Agreement, Dixie Group shall have no further obligations with respect to the TruCor/TDG Guaranteed Obligations under such terminated Agreement,

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Ancillary Agreement and/or Administrative Services and Loaned Employee Agreement, as applicable, except to the extent such TruCor/TDG Guaranteed Obligations existed prior to such termination(s) and/or relate to any liabilities (contingent or otherwise), obligations (including payment obligations), conduct, state of facts or circumstances in existence prior to such termination(s) or any provisions of such terminated Agreement, Administrative Services and Loaned Employee Agreement and/or other Ancillary Agreement which survive such termination; provided further, that Dixie Group’s TruCor/TDG Guaranteed Obligations with respect to the LLC Operating Agreement shall terminate (y) in the event the JVCO is dissolved in accordance with the terms of the LLC Operating Agreement; or (z) if AMI or TruCor acquires all of the membership interests in the JVCO owned by the other Party in accordance with the terms of this Agreement or the LLC Operating Agreement; in each case of the foregoing clauses (y) and (z) except to the extent such TruCor/TDG Guaranteed Obligations existed prior to such dissolution or membership interest transfer and/or relate to any liabilities (contingent or otherwise), obligations (including payment obligations), conduct, state of facts or circumstances in existence prior to such dissolution or membership interest transfer or any provisions of such Agreement, Administrative Services and Loaned Employee Agreement and/or other Ancillary Agreement which survive such dissolution or membership interest transfer.
Section 1.1Guaranty by an Affiliate of AMI. AMI shall cause an affiliate to enter into a guaranty of its obligations under this Agreement, the LLC Operating Agreement and each Ancillary Agreement to which AMI is a party, when and if such payment obligations, covenants, and agreements shall become due and performable according to the terms of this Agreement, the LLC Operating Agreement or any such Ancillary Agreement, including without limitation the obligation to pay the Initial Capital Commitment.
Section 1.2Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRUCOR: TRUCOR, LLC

By: _________________________
Kennedy Frierson, Manager

AMI: ALABAMA MANUFACTURING INVESTMENT LLC

By: _________________________
Name: _______________________
Title: ________________________

Agreed and accepted, solely with respect to Sections 4.06-4.10 and Articles VI, X and XI:
DIXIE: THE DIXIE GROUP, INC.

By: _________________________
Kennedy Frierson, Vice President and COO

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ANNEX I
Defined Terms
Capitalized terms used in the Agreement and not otherwise defined in the context of this Agreement shall have the meanings set forth in this Annex I:
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The term “Affiliate” does not, when used with respect to TruCor, Dixie Group, or AMI, include the JVCO.
“Agreement” has the meaning set forth in the preamble.
“AMI” has the meaning set forth in the preamble.
“Ancillary Agreements” means the Administrative Services and Loaned Employee Agreement, Technical Services Agreement, Supply Agreements, and the other agreements, instruments, and documents required to be delivered by TruCor or AMI in connection with this Agreement or at the Closing.
“Atmore Consent Instruments” has the meaning set forth in Section 3.01(b).
“Atmore Lenders” means each of (i) Greater Nevada Credit Union, a Nevada non-profit cooperative corporation (“GNCU”), as Lender under the Loan Agreement, dated October 29, 2020, by and among GNCU, Dixie Group and TDG Operations and (ii) AmeriState Bank, an Oklahoma state banking corporation (“Ameristate”), as Bank under the Loan Agreement, dated October 26, 2020, by and among Ameristate, Dixie Group and TDG Operations; and each of their respective successors and assigns.
“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in Atlanta, Georgia are authorized or required by Law to be closed for business.
“Certificate of Formation” has the meaning set forth in Section 2.01.
“Closing” has the meaning set forth in Section 7.01.
“Closing Date” has the meaning set forth in Section 7.01.
“Dixie Group” has the meaning set forth in the preamble.
“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such

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organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority.
“Indemnitee” has the meaning set forth in Section 9.01.
“Indemnitor” has the meaning set forth in Section 9.01.
“JVCO Business” has the meaning set forth in the Recitals.
“JVCO” has the meaning set forth in the Recitals.
“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.
“Lien” means any lien, pledge, charge, mortgage, security interest, restriction, claim, encumbrance, right of first refusal, preference or similar rights of others of every kind and description.
“Losses” means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, “Losses” shall exclude (a) indirect, consequential, exemplary, special, or punitive damages, except to the extent awarded or paid to a third party in connection with a Third Party Claim; and (b) damages for lost profits, lost opportunity costs, business interruption or loss of business reputation, for diminution in value or based on any type of multiple, whether or not a Party has been advised of the possibility of such damages.
“LLC Operating Agreement” has the meaning set forth in Section 2.02.
“Parties” has the meaning set forth in the preamble.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.
“TruCor” has the meaning set forth in the preamble.
“TruCor/TDG Guaranteed Obligations” has the meaning set forth in Section 11.15.
“TDG Operations” has the meaning set forth in Section 3.01(g).

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EXHIBIT A
CERTIFICATE OF FORMATION

See attached.

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EXHIBIT B
LLC OPERATING AGREEMENT

See attached.

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EXHIBIT C
TECHNICAL SERVICES AGREEMENT

See attached.

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EXHIBIT D
SUPPLY AGREEMENT

See attached.

3899561.18

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